EXHIBIT 99.1

UNAUDITED PRO FORMA CONSOLIDATED

CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated condensed financial statements of Continental Airlines, Inc. are derived from the application of pro forma adjustments to our historical financial statements:

  The unaudited pro forma consolidated condensed statement of operations for the six months ended June 30, 2001 give effect to (1) the retirement of $150 million in debt in connection with the planned initial public offering of Class A common stock of our wholly owned subsidiary, ExpressJet Holdings, Inc. (which we refer to as "Holdings"), the holder of all the capital stock of ExpressJet Airlines, Inc. (formerly known as Continental Express, Inc., which we refer to as "Express"), and (2) the subsequent 100% spin-off of Holdings, as if each of these transactions had been effective as of January 1, 2001.

  The unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2000 gives effect to (1) the retirement of $150 million in debt in connection with the planned initial public offering of Class A common stock of Holdings, (2) the subsequent 100% spin-off of Holdings and (3) the capacity purchase arrangement which replaced our previous revenue sharing arrangement with Express and went into effect on January 1, 2001, as if each of these transactions had been effective as of January 1, 2000.

  The unaudited pro forma consolidated condensed balance sheet at June 30, 2001 has been prepared as if (1) the retirement of $150 million in debt in connection with the planned initial public offering of Class A common stock of Holdings and (2) the subsequent 100% spin-off of Holdings had occurred on June 30, 2001.

The total net proceeds from the planned initial public offering are not currently known. Consequently, that portion of the total net proceeds in excess of the amount to be used to retire at least $150 million of debt described above is not reflected in any of the following pro forma information.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated at the assumed dates, nor is it necessarily indicative of future results of operations.

These unaudited pro forma consolidated condensed financial statements should be read in conjunction with our audited historical financial statements and the related notes thereto, and the other information about our company filed with the Securities and Exchange Commission.

	Six Months Ended June 30, 2001
	(in millions, except per share data)
	Actual	As Adjusted (A)	Capacity Purchase and Other Adjustments		Pro Forma

Pro Forma Consolidated Condensed Statement of Operations:
Operating revenue	$5,008	$4,503	$ (98)	(B)	$4,405

Operating expenses:
Wages, salaries and related costs	1,558	1,457	(7) (37)	(C) (B)	1,413
Aircraft fuel	694	636	(3)	(B)	633
Aircraft rent	437	356			356
Maintenance, materials and repairs	322	253			253
Other rentals and landing fees	294	256	(1)	(B)	255
Commissions	220	220	(21)	(B)	199
Reservations and sales	252	252	(26)	(B)	226
Depreciation and amortization	216	205			205
Passenger servicing	187	180	(4)	(B)	176
Other	615	529	(5)	(B)	524
	4,795	4,344	(104)		4,240

Operating income	213	159	6		165

Interest income (expense), net	(86)	(75)	7	(D)	(68)

Other non-operating income (expense)	(28)	(28)	1	(B)	(27)

Income before income taxes	99	56	14		70

Income tax expense	(44)	(27)	(5)	(E)	(32)

Distribution on preferred securities	(4)	(4)	-		(4)

Net income	$ 51	$ 25	$ 9		$ 34

Basic earnings per share	$ 0.93				$ 0.62

Diluted earnings per share	$ 0.91				$ 0.61

Shares used in computing basic earnings per share	54.6				54.6

Shares used in computing diluted earnings per share	59.9				55.7

	Year Ended December 31, 2000
	(in millions, except per share data)
	Actual	As Adjusted (A)	Capacity Purchase and Other Adjustments		Pro Forma

Pro Forma Consolidated Condensed Statement of Operations:
Operating revenue	$9,899	$9,055	$ (119)	(B)	$8,936

Operating expenses:
Wages, salaries and related costs	2,875	2,719	(4)	(C)	2,715
Aircraft fuel	1,393	1,287			1,287
Aircraft rent	844	697			697
Maintenance, materials and repairs	646	530			530
Other rentals and landing fees	532	474			474
Commissions	526	489			489
Reservations and sales	455	392			392
Depreciation and amortization	402	379			379
Passenger servicing	362	339			339
Other	1,135	985			985
	9,170	8,291	(4)		8,287

Operating income (loss)	729	764	(115)		649

Interest income (expense), net	(107)	(83)	16	(D)	(67)

Other non-operating income (expense)	(51)	(51)			(51)

Income (loss) before income taxes	571	630	(99)		531

Income tax (expense) benefit	(222)	(242)	36	(E)	(206)

Distribution on preferred securities	(1)	(1)			(1)

Income (loss) before extraordinary charge	348	387	(63)		324

Extraordinary charge	(6)	(6)			(6)

Net income (loss)	$ 342	$ 381	$ (63)		$ 318

Basic earnings per share	$ 5.62				$ 5.24

Diluted earnings per share	$ 5.45				$ 5.08

Shares used in computing basic earnings per share	60.7				60.7

Shares used in computing diluted earnings per share	62.8				62.8

Notes to Pro Forma Consolidated Condensed Statements of Operations:

  As adjusted amounts, reflect the removal of the historical consolidated financial results of Holdings and its wholly owned subsidiary, Express, as a result of the planned initial public offering and spin-off.

  Reflects the restatement of revenues from the historical revenue sharing arrangement between Continental Airlines and Express, which was based on a proration formula, to a fixed-fee capacity purchase arrangement whereby Continental Airlines pays fixed rates for each scheduled block hour of flight by aircraft operated by Express. These rates vary depending on the average length of Express's scheduled flights, Express's aggregate number of flights and the type of aircraft provided, and are otherwise subject to certain adjustments. The fixed rates used to determine the 2000 pro forma revenue were based on historical and expected operating costs, which had been set to provide Express with the capacity purchase arrangement's targeted margin on earnings before interest and taxes. Adjustments to expenses reflect the reclassification of certain items associated with Express's operations to revenue where the capacity purchase expenses are recorded. All amounts associated with the capacity purchase arrangement including the fixed fee payments, the revenue associated with passengers traveling a portion of their trip on Express and the expenses associated with these passengers are reflected together in revenue.

  Reflects the adjustment to profit sharing expense based on the pro forma, as adjusted income.

  Reflects the reduction in interest expense associated with the $150 million reduction in debt and additional interest income associated with the receivable from Express.

  Reflects the income tax effects of the pro forma adjustments.

	June 30, 2001 (in millions of dollars)
	Actual	As Adjusted (A)	Other Adjustments	Pro Forma
Pro Forma Consolidated Condensed Balance Sheet:
Assets:
Cash and cash equivalents	$1,008	$ 940	$ -	$ 940
Accounts receivable, net	570	566		566
Spare parts and supplies, net	293	250		250
Deferred income taxes	142	76		76
Prepayments and other	203	203		203
Total current assets	2,216	2,035	-	2,035

Total property and equipment, net	5,750	5,536		5,536

Routes, gates and slots	1,056	1,043		1,043
Receivable from Express	-	552		552
Other assets	474	473		473
Total assets	$9,496	$9,639	$ -	$9,639

Liabilities:
Current maturities of long-term debt and capital leases	$ 372	$ 370	$ -	$ 370
Accounts payable	946	928		928
Air traffic liability	1,369	1,369		1,369
Accrued other liabilities	530	468		468
Total current liabilities	3,217	3,135	-	3,135

Long-term debt and capital leases	3,724	3,716	(150) (B)	3,566
Deferred income taxes	837	837	53 (B)	890
Other long-term liabilities	224	220		220

Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Convertible Subordinated Debentures	243	243		243

Stockholders' Equity:
Common stock	1	1		1
Additional paid-in capital	868	853		853
Retained earnings (accumulated deficit)	1,507	1,759	97 (B)	1,856
Other	(1,125)	(1,125)		(1,125)
Total stockholders' equity	1,251	1,488	97	1,585
Total liabilities and stockholders' equity	$9,496	$9,639	$ -	$9,639

Notes to Pro Forma Consolidated Condensed Balance Sheet:

  As adjusted amounts reflect the removal of the financial results of Holdings and its wholly owned subsidiary, Express, as a result of the planned initial public offering and spin-off.

  Reflects the reduction of debt associated with the proceeds from the planned initial public offering of Holdings and the related income tax effect.